Exhibit 10.1

Technology in Business B.V.

Luminis International B.V.

Attn: Directors and Shareholders

April 22, 2022

Re: Agreement to Amend the Share Purchase Agreement and Pledge of Shares

Dear Directors and Shareholders,

This letter serves to confirm our mutual agreement to amend the Pledge of Shares entered into between Motorsport Games Inc. (the “Pledgor”), Technology in Business B.V. (the “Pledgee”) and Studio 397 B.V. (the “Company”) on April 20, 2021 in connection with the Share Purchase Agreement (the “Agreement”) entered into between Pledgee and Pledgor on April 1, 2021 for the purchase of one hundred percent of the shares of the Company by Pledgee from Pledgor.

Pursuant to the Agreement, the Pledge of Shares was entered into for the purpose of securing the obligation of the Deferred Payment, as defined in Clause 3.2 (b) of the Agreement, which is due to be paid on the day that falls one year after Completion, which took place on April 20, 2021.

The Pledgor and Pledgee now agree to amend the Agreement and consequently, the Deed of Pledge such that the amount due on April 20, 2022 (the “Due Date”) as per Clause 3.2 (b) of the Agreement shall be reduced from three million two hundred thousand United States Dollars (USD 3,200,000) (the “Original Deferred Payment”) to one million United States Dollars (USD 1,000,000) (the “First Amended Deferred Payment”), with the remaining two million two hundred thousand United States Dollars (USD 2,200,000) to be paid within ninety (90) days of the date the First Amended Deferred Payment is made by Pledgor (the “Second Amended Deferred Payment”).

Accordingly, the Pledgor and Pledgee further agree to amend the Pledgee’s right of pledge pursuant to the Deed of Pledge to reflect that the Secured Obligation is now defined as the amount owed in connection with the Second Amended Deferred Payment, and to take all actions necessary to complete such amendment.

The First Amended Deferred Payment and the Second Amended Deferred Payment shall be made by the Pledgor to the Pledgee’s account by wire according to the following payment instructions:

Luminis International BV

IBAN: NL18 RABO 0302 0641 33

BIC/ SWIFT: RABONL2U

I ask that you please acknowledge your agreement to Amend the Pledge of Shares in accordance with the above terms by signing below and returning your signed copy of this letter to me no later than Monday, April 25, 2022.

Thank you for your continued cooperation as we finalize this transaction.

Regards,

Dmitry Kozko

Chief Executive Officer

[signatures on following pages]

Motorsport Games

T   +1 305 507 8799

E   info@motorsportgames.com

W www.motorsportgames.com

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Acknowledged and Agreed:

Motorsport Games Inc. (“Purchaser/Pledgor”)

/s/ Dmitry Kozko
By:	Dmitry Kozko
Title:	CEO
Date:	April 22, 2022

Technology in Business B.V. (“Seller/Pledgee”)

/s/ Laurens Miedema
By:	Luminis International B.V.
Title:	Director (jointly authorized)
Date:	April 25, 2022

Technology in Business B.V. (“Seller/Pledgee”)

/s/ Hans Bossenbroek
By:	Luminis International B.V.
Title:	Director (jointly authorized)
Date:	April 25, 2022

PLEDGEE’S SHAREHOLDERS’ COMPANIES:

Hana-Bi B.V.

/s/ Hans Bossenbroek
Name:	Hans Bossenbroek
Title:	Director (solely authorized)
Date:	April 25, 2022

Illac Holdings B.V.

/s/ A.J. (John) Merrell
Name:	A.J. (John) Merrell
Title:	Director (solely authorized)
Date:	April 25, 2022

Motorsport Games

T   +1 305 507 8799

E   info@motorsportgames.com

W www.motorsportgames.com

2

CruXBA B.V.

/s/ Laurens Miedema
Name:	Laurens Miedema
Title:	Director (solely authorized)
Date:	April 25, 2022

Bassline B.V.

/s/ Jeroen Bouvrie
Name:	Jeroen Bouvrie
Title:	Director (solely authorized)
Date:	April 25, 2022

PLEDGEE’S SHAREHOLDERS:

Hans Bossenbroek

/s/ Hans Bossenbroek
Date:	April 25, 2022

John Merrell

/s/ John Merrell
Date:	April 25, 2022

Laurens Miedema

/s/ Laurens Miedema
Date:	April 25, 2022

Jeroen Bouvrie

/s/ Jeroen Bouvrie
Date:	April 25, 2022

Motorsport Games

T   +1 305 507 8799

E   info@motorsportgames.com

W www.motorsportgames.com

3